Xerium Technologies Inc. September 2010 Selected Data – Earnings Call November 5, 2010 EXHIBIT 99.2

Forward Looking Statements
• This presentation contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the actual results to differ materially from those indicated.
• Actual results may differ materially due to a number of factors, including those factors discussed in our earnings press release dated November 4,
2010, and other factors discussed in our filings with the SEC, including our report on Form 10-Q for the period ending June 30, 2010 and subsequent filings. Copies of these filings are available from the SEC and in the investor relations section of our website at www.xerium.com.
• These slides, the associated remarks and comments made during our third quarter 2010 financial results conference call, our earnings release dated
November 4, 2010 and reconciliation of certain non-GAAP financial information posted in the investor relations section of our website are integrally related and are intended to be presented and understood together.

35,000
40,000
45,000
50,000
55,000
60,000
13 Months
47,918 45,789 50,133 46,879 48,846 50,516 51,631 46,221 47,989 49,462 47,518 43,925 51,232
6 Months
46,221 47,989 49,462 47,518 43,925 51,232
3 Months
47,518 43,925 51,232
Sep 09 Oct 09 Nov 09 Dec 09 Jan 10 Feb 10 Mar 10 Apr 10 May 10 Jun 10 Jul 10 Aug 10 Sept 10
Bookings Analysis – Total Xerium
3, 6 &13 Month Trend Lines
Consolidated new order bookings indicate our served market is recovering and has begun to show signs of stability after operating in a tight band since January 2010. Bookings in 2010 have been negatively influenced as compared to 2009 by the dollar/Euro exchange rate.

Bookings Analysis – Roll Coverings
3, 6 & 13 Month Trend Lines
10,000
12,000
14,000
16,000
18,000
20,000
13 Months
16,137 16,323 15,308 13,919 15,486 14,936 15,819 14,968 15,917 16,789 15,809 17,279 16,341
6 Months
14,968 15,917 16,789 15,809 17,279 16,341
3 Months 15,809 17,279 16,341
Sep 09 Oct 09 Nov 09 Dec 09 Jan10 Feb 10 Mar 10 Apr 10 May 10 Jun 10 Jul 10 Aug 10 Sep 10
Consolidated new order bookings indicate our served market is recovering and has begun to show signs of stability after operating in a tight band since January 2010. Bookings in 2010 have been negatively influenced as compared to 2009 by the dollar/Euro exchange rate.

Bookings Analysis – Paper Machine Clothing
3, 6 & 13 Month Trend Lines
15,000
20,000
25,000
30,000
35,000
40,000
13 Months
31,779 29,466 34,825 32,960 33,360 35,580 35,812 31,253 32,072 32,673 31,709 26,646 34,891
6 Months
31,253 32,072 32,673 31,709 26,646 34,891
3 Months
31,709 26,646 34,891
Sep 09 Oct 09 Nov 09 Dec 09 Jan 10 Feb 10 Mar 10 Apr 10 May 10 Jun 10 Jul 10 Aug 10 Sep 10
Consolidated new order bookings indicate our served market is recovering and has begun to show signs of stability after operating in a tight band since January 2010. We continue to monitor customer inventories. Bookings in 2010 have been negatively influenced as compared to 2009 by the dollar/Euro exchange rate.

Total Xerium Quarterly Sales as
Reported
0.0
30.0
60.0
90.0
120.0
150.0
180.0
Qtr Sales $
153.6 164.2 158.9 170.4 159.3 149.5 116.5 120.8 130.3 132.4 135.0 132.8 135.9
Year-over-Year
-26.7% -29.1% -18.2% -11.4% 15.9% 9.9% 4.3%
'07 Q3 '07 Q4 '08 Q1 '08 Q2 '08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3
$ Millions
Sequentially, Q3 sales have increased 2.3% compared to Q2 due mainly to higher product demand and are 4.3% above year ago levels.

Trailing Twelve Month (“LTM”) Adjusted EBITDA
0
30,000
60,000
90,000
120,000
150,000
180,000
0
10,000
20,000
30,000
40,000
50,000
60,000
Adjusted EBITDA LTM
146,108 146,021 148,787 160,733 176,456 164,487 149,046 130,526 101,470 93,007 109,411 102,222 103,399
Adjusted EBITDA by Qtr
38,429 36,520 35,610 50,174 54,152 24,551 20,169 31,654 25,096 16,088 24,476 25,230 29,093
Q3 Q4 Q1-08 Q2 Q3 Q4 Q1-09 Q2 Q3 Q4 Q1 Q2 Q3
Adjusted EBITDA at each quarter was the amount as calculated per the definition in the credit agreement in effect at that time.  Adjusted EBITDA for Q4 2009 has been fixed at $24,600 per the amended and restated credit facility; such number to be used in the covenant calculations for the LTM for Q3 2010.  Q1 2010, Q2 2010 and Q3 2010 and the LTM for Q1 2010, Q2 2010
and Q3 2010 have been presented as defined per the amended and restated credit facility.
Note: a reconciliation of Trailing Twelve Month Adjusted EBITDA to Net Income (Loss) is available in the investor relations section of the Company’s website at
www.xerium.com.

Sales Price Change as a Percent of Revenue
Note – Data compares as a % sales price achieved current year compared to prior year
-3.0%
-2.5%
-2.0%
-1.5%
-1.0%
-0.5%
0.0%
0.5%
1.0%
07 Q3 07 Q4 08 Q1 08 Q2 08 Q3 08 Q4 '09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2 10 Q3
Global Economic Downturn
The pricing environment is steadily improving resulting from our selling disciplines, customers’
recognition of the value of our new products, and general market recovery.

New Product Sales as a Percent of  Revenue

20
30
40
Clothing %
23.7 23.9 28.4 27.0 31.5 33.3 41.0
Rolls %
11.9 13.1 13.3 14.9 22.3 23.5 24.8
'09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2 10 Q3
Meaningful progress continues on Xerium’s goal to increase its technological leadership.  Our goal is to derive 60% of XRM’s sales revenue from new products (those developed within the prior five years) that make a measurable improvement in customer performance while simultaneously reducing our operating costs.
$37.2 M
$11.2 M

S G & A as a Percent of Revenue, excluding
Operational & Financial Restructuring Expenses
(A) Excludes operational restructuring expenses
(B) Excludes operational restructuring expenses and financial restructuring expenses.
Note – a reconciliation of SG&A as a percentage of revenue excluding (A) operational restructuring expenses and (B) operational and financial restructuring expenses is available in the investor relations section of the Company’s website at www.xerium.com.
SG&A %  (B)
32.1       28.2       27.8       20.7       25.5       26.4     28.4      28.6       26.9
10
Percent
Cost controls over SG&A spending have proven effective relative to significant 2009 sales volume changes.
15
20
25
30
35
40
SG&A % (A)
32.2 28.2 27.8 20.9 26.9 31.3 35.4 28.9 26.9
'08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2 10 Q3
’09 Q3
Sales = $130.3 M
’08 Q3
Sales = $159.3 M
’10 Q3
Sales = $135.9 M

Total Working Capital as a Percent of Revenue
15
20
25
30
35
100.0
110.0
120.0
130.0
140.0
150.0
160.0
170.0
Revenue
159.3 149.5 116.5 120.8 130.3 132.4 135.0 132.8 135.9
TWC%
26.3 24.3 29.4 29.4 27.8 25.3 25.6 24.3 26.5
'08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3
2008’s progress in reducing TWC was reset by the precipitous and sudden decline in demand during
2009. TWC % has improved 130 basis points this quarter as compared with Q3 2009.
(Note:  a reconciliation of Total Working Capital to Revenue is available in the investor relations section of the Company’s website at www.xerium.com.
$
Percent

Total Xerium Annual Capital Expenditures
0.0
15.0
30.0
45.0
CAPEX
32.5 47.9 39.0 19.5 14.4
2010 Budget
32.0
2006 2007 2008 2009 YTD '10
$ Millions
Our controls over capital investment were effective throughout 2009 and into 2010 in prioritizing only investments that were essential to supporting our customers and the continued development of our new products.  2010 investment is currently expected to be $30 million.

Total Debt at Constant FX Rates
200.0
275.0
350.0
425.0
500.0
575.0
650.0
Total Debt
640.1 639.7 499.8 493.9
09   Q4 10    Q1 10    Q2 10    Q3
$ Millions
Note – Total Debt converted at Q4 2009 FX rates for all periods presented (Euro = USD $1.43, Canadian Dollar = USD $0.96)
Q2 ’10 reflects the net reduction related to our voluntary pre-packaged chapter 11 plan of reorganization, from which we emerged on May 25, 2010